Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DOLLAR THRIFTY SHAREHOLDER LITIGATION	Cons. C.A. No. 5458-VCS

NOTICE OF PENDENCY OF CLASS ACTION DETERMINATION

TO:
ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. (“DOLLAR THRIFTY” OR THE “COMPANY”) AT ANY TIME FROM AND INCLUDING APRIL 25, 2010 AND THE DATE OF CONSUMMATION OR TERMINATION OF THE MERGER (AS HEREINAFTER DEFINED), INCLUDING THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST, TRANSFEREES AND ASSIGNS OF ALL SUCH FOREGOING HOLDERS OR PERSONS, BUT EXCLUDING DEFENDANTS AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST, TRANSFEREES AND ASSIGNS OF DEFENDANTS.

PLEASE READ THIS NOTICE CAREFULLY.  YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION.

IF YOU HELD COMMON STOCK OF DOLLAR THRIFTY FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I.	PURPOSE OF THE NOTICE

The purpose of this Notice is to inform you of this lawsuit and of a pending motion (the “Motion”) by plaintiffs that seeks (i) the certification of the action as a class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of a class consisting of all persons who owned common stock of Dollar Thrifty (excluding Defendants, as hereinafter defined, and the legal representatives, heirs, successors in interest, transferees and assigns of Defendants) for the period from and including April 25, 2010 and the date of consummation or termination of the proposed merger between Dollar Thrifty and Hertz Global Holdings, Inc. (“Hertz”), including any and all of their legal representatives, heirs, successors in interest, transferees and assigns of all such foregoing holders or persons (the “Class”) and (ii) the appointment of plaintiffs Pompano Beach Police & Firefighters’ Retirement System and Northern California Pipe Trades Pension Plan (the “Representative Plaintiffs”) as class representatives.  In connection with the Motion, members of the putative Class are being afforded the opportunity to signify whether they consider the representation of the putative Class by the Representative Plaintiffs and their counsel to be fair and adequate.  If you do not object at this time to any of the matters raised in this notice, you will be barred from raising such an objection to the fairness and adequacy of representation at any later stage of the litigation.

This Notice describes the Motion and what steps you may, but are not required to, take in relation to the Motion.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT.  IT IS BASED ON STATEMENTS OF THE REPRESENTATIVE PLAINTIFFS AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II.	BACKGROUND OF THE ACTION

On April 25, 2010, Hertz and Dollar Thrifty entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which Hertz purports to acquire Dollar Thrifty, subject to (among other things) the approval by Dollar Thrifty stockholders and the  Federal Trade Commission, for cash and stock valued upon the execution of the Merger Agreement at  $41 per share of Dollar Thrifty stock (the “Merger”).  The $41 per share consideration includes a $200 million special cash dividend representing approximately $6.88 per share that will be paid by Dollar Thrifty immediately prior to the Merger’s closing.  The Merger Agreement provides that Hertz will pay upon closing a combination of $25.92 per share in cash as well as Hertz common stock at a fixed exchange ratio of 0.6366 per Dollar Thrifty share, worth $8.20 per share as of the Merger’s announcement given that Hertz common stock closed at $12.88 per share on April 23, 2010 (the last trading day prior to the announcement of the Merger).

On April 26, 2010, Dollar Thrifty and Hertz announced that they had entered into the Merger Agreement.  Following the Merger Agreement’s announcement, Representative Plaintiffs and other shareholders of Dollar Thrifty, through their counsel, commenced litigation before the Court of Chancery of the State of Delaware (the “Court”) on behalf of themselves and all similarly situated shareholders of Dollar Thrifty.  Representative Plaintiffs challenged the Merger Agreement on several grounds, as more fully set forth below.

By Order dated May 17, 2010, the Court consolidated the actions as the “Action” and appointed Representative Plaintiffs as “Co-Lead Plaintiffs” and their counsel as “Co-Lead Counsel” and “Delaware Liaison Counsel.”  Thereafter, Representative Plaintiffs’ counsel negotiated with Defendants for the production of certain documents related to Representative Plaintiffs’ claims.1  Defendants began producing documents on July 4, 2010.

On July 6, 2010, counsel for Dollar Thrifty informed the Court that Dollar Thrifty would schedule a special meeting of stockholders to vote on the proposed Merger for August 18, 2010.  Also on July 6, 2010, Representative Plaintiffs filed their Consolidated Class Action Complaint, which alleges that the members of the Dollar Thrifty board of directors (the “Board”) breached their fiduciary duties in connection with the proposed Merger, and that Hertz aided and abetted the same.  Specifically, Representative Plaintiffs allege that instead of seeking to maximize stockholder value, the Board, in bad faith, (i) agreed to an inadequate offer from Hertz without exploring strategic alternatives and (ii) locked up the proposed Merger through unjustifiable deal protection measures.  In addition, Representative Plaintiffs filed their Motion for a Preliminary Injunction and Establishment of Briefing Schedule and Hearing Date.  Following an in-chambers conference on July 10, 2010, the Court scheduled a hearing on Representative Plaintiffs’ Motion for a Preliminary Injunction for August 10, 2010.  The Court also indicated on July 10, 2010 that it would hear a motion for class certification at the August 10, 2010 hearing.
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1 Plaintiffs named as “Defendants” in the Action: Thomas P. Capo, Maryann N. Keller, Edward C. Lumley, Richard W. Neu, John C. Pope, Scott L. Thompson, Dollar Thrifty, Hertz, and HDTMS, Inc.

In anticipation of the scheduled August 10, 2010 hearing, counsel for the parties negotiated for the production of additional documents and the depositions of certain individuals with knowledge of the Merger.  In total, Defendants have produced to Representative Plaintiffs more than 100,000 pages of documents, and Representative Plaintiffs have taken the depositions of two Dollar Thrifty executive officers (one of whom is also a director of Dollar Thrifty), three additional Dollar Thrifty directors, the Chief Financial Officer of Hertz, representatives of J.P. Morgan and Goldman Sachs, Dollar Thrifty’s financial advisors, and a representative of Avis Budget Group, Inc.  Representative Plaintiffs engaged in these discovery efforts in conjunction with the plaintiffs in a similarly styled action currently pending in the District Court of Tulsa County, Oklahoma, entitled Marc S. Henzel v. Dollar Thrifty Automotive Group, Inc., et al., Case No. CJ-2010-02761 (the “Oklahoma Action”), in anticipation of filing their opening brief in this Court in support of their Motion for a Preliminary Injunction.

On July 19, 2010, Dollar Thrifty filed with the U.S. Securities and Exchange Commission a Form 8-K in which it announced that it has rescheduled the special meeting of its stockholders (which was originally scheduled for August 18, 2010) to September 16, 2010, and set the close of business on August 13, 2010 as the new record date for stockholders entitled to receive notice of and to vote at that meeting.

At the Court’s suggestion, the parties met and conferred concerning the possible rescheduling of the August 10, 2010 hearing to a later date.  At a conference held on July 28, 2010, the Court rescheduled the hearing on the Motion for Preliminary Injunction for August 25, 2010, at 9:30 a.m.

III.           THE MOTION

Representative Plaintiffs filed the Motion on July 29, 2010.  The Motion, as amended, seeks the certification of the Class pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23 (b)(2) and the appointment of plaintiffs Pompano Beach Police & Firefighters’ Retirement System and Northern California Pipe Trades Pension Plan as class representatives.

Pursuant to Court of Chancery Rule 23(a), certification of the Class requires a showing that (i) the Class is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class, (iii) the claims of the Representative Plaintiffs are typical of claims of the Class, and (iv) the Representative Plaintiffs and their counsel will fairly and adequately protect the interests of the Class.  Court of Chancery Rule 23(b)(1) is satisfied if the prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.  Court of Chancery Rule 23(b)(2) is satisfied if the party opposing the Class has acted or refused to act on grounds generally applicable to the Class, thereby making appropriate (should the Class prevail on its claims) final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.  None of the Defendants has opposed the Motion.

Representative Plaintiffs hold and have held Dollar Thrifty common stock at all relevant times.

Co-Lead Counsel and Delaware Liaison Counsel are all experienced in litigating shareholder class actions.  Representative Plaintiffs’ counsel were appointed pursuant to the May 17, 2010 Order by the Court as Co-Lead Counsel and Delaware Liaison Counsel.  As the record in the Action demonstrates, Representative Plaintiffs’ counsel (i) worked diligently to file timely complaints, (ii) sought and achieved expedited proceedings in anticipation of Representative Plaintiffs’ Motion for a Preliminary Injunction, (iii) conducted (and continues to conduct) expedited discovery, (iv) coordinated all discovery matters with plaintiffs in the Oklahoma Action; and (v) served expert reports in support of the Motion for Preliminary Injunction.  Representative Plaintiffs’ counsel is currently engaged in briefing in support of the Motion for a Preliminary Injunction.  Co-Lead Counsel and Delaware Liaison Counsel are handling this matter on a totally contingent basis and will only be compensated for their work on this action if a benefit is obtained for the Class.  In such circumstance, any request for attorneys’ fees and the reimbursement of expenses will be subject to the approval of the Court.

IV.	RIGHT TO BE HEARD ON THE MOTION

Any member of the putative Class who objects to, or wishes to be heard concerning, the Motion or the adequacy of representation by Representative Plaintiffs or their counsel may file a written objection or statement by August 24, 2010, with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.  Such objection or statement must attach proof of membership in the Class and state the reasons for your objection or statement, as well as documents or writings you desire the Court to consider.  Also, on or before the date you file such papers, you must serve them by hand or overnight courier upon each of the following attorneys of record:

Joel Friedlander Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, DE 19801
Raymond J. DiCamillo Richards, Layton & Finger, P.A. One Rodney Square, P.O. Box 551 Wilmington, DE 19899
Matthew E. Fischer Potter Anderson & Carroon LLP 1201 N. Market Street Wilmington, DE 19801

    Any Class member who does not wish to be heard regarding the Motion or any of the matters discussed above need not do anything at this time.

Unless the Court otherwise directs, no person will be entitled to object to the Motion, or otherwise to be heard, except by serving and filing written objections or statements as described above.

Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) to the certification of the Class and the appointment of Representative Plaintiffs as class representatives and will be forever barred from raising such objection in this or any other action or proceeding.

V.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of Dollar Thrifty common stock for the benefit of others during the relevant period are directed promptly to send this Notice to all of their respective beneficial owners.  If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to Co-Lead Counsel: Michael Barry, Grant & Eisenhofer, P.A., 1201 North Market Street, Suite 2100, Wilmington, Delaware  19801;  Michael Wagner, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Rd., Radnor, Pennsylvania 19087;  Mark Lebovitch, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019.

VI.	SCOPE OF THE NOTICE

This notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Motion and other papers and proceedings are only summaries and do not purport to be comprehensive.  For the full details of the Action, members of the Class are referred to the Court files in the Action.  You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.

Questions or comments may be directed to Co-Lead Counsel: Michael Barry, Grant & Eisenhofer, P.A., 1201 North Market Street, Suite 2100, Wilmington, Delaware 19801; Michael Wagner, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Rd., Radnor, Pennsylvania 19087;  Mark Lebovitch, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019.

DO NOT WRITE OR TELEPHONE THE COURT

Dated: August ___, 2010	BY ORDER OF THE COURT

Register in Chancery